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                                                                  Exhibit (6)(b)


                              ARTICLE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      AIG SUNAMERICA LIFE ASSURANCE COMPANY


         Pursuant to the authority of A.R.S. Section 10-1006, the Amended and Restated Articles of Incorporation of AIG SunAmerica Life Assurance Company are hereby amended by changing Article 1 so that, as amended, said Article shall be and read as follows:

                                    ARTICLE I

         The name of the corporation shall be SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY.


         Each and every other Article of the Amended and Restated Articles of Incorporation shall be unchanged and remain in full force and effect.

         The Board of Directors approved the amendment on March 30, 2009.

         The Sole Shareholder approved the amendment on March 30, 2009.


Dated: April 6, 2009


                                        AIG SUNAMERICA LIFE ASSURANCE COMPANY


                                        By:     /s/ Christine A. Nixon
                                            ------------------------------------
                                            Name:    Christine A. Nixon
                                            Title:   Secretary



Attested to this 6th day of April, 2009.


By:        /s/ Virginia N. Puzon
    -----------------------------------
       Name:   Virginia N. Puzon
       Title:  Assistant Secretary